EXHIBIT 3.1(a)

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                                                                    FILED
                                                                 JUL 25 1985
                                                                 JANE BURGIO
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PUBLIC SERVICE ENTERPRISE GROUP
                                  INCORPORATED

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                          CERTIFICATE OF INCORPORATION
                                       OF
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

      The undersigned, a corporation of the State of New Jersey, for the purpose of forming a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby certify as follows:

1.    NAME:

      The name of the corporation is PUBLIC SERVICE ENTERPRISE GROUP
INCORPORATED.

2.    PURPOSE:

      The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, as from time to time amended or supplemented.

3.    STOCK:

      The aggregate number of shares which the corporation shall have authority to issue is 150,000,000 shares of Common Stock, without par value.

4.    PRE-EMPTIVE RIGHTS:

      No holder of shares of stock of any class of the corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of any class of stock of the corporation or any bonds, debentures, or other securities convertible into any such stock; provided, however, that the corporation shall not issue for cash any shares of Common Stock or securities convertible into Common Stock, in any manner other than by a public offering by competitive bidding or by an offering to or through underwriters or investment bankers who shall have agreed to make a public offering thereof promptly or by a plan for the benefit of employees of the corporation or any subsidiary thereof, without first offering the same to the holders of Common Stock then outstanding.

5.    RESTRICTION ON DIVIDENDS:

      No dividends shall be paid on any shares of any class of stock of the corporation except out of its earned surplus.

6.    CUMULATIVE VOTING:

      At all elections of directors each holder of Common Stock shall be entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

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7.    CERTAIN VOTING REQUIREMENTS:

      Except as otherwise required by law or this Certificate of Incorporation, action by the stockholders to adopt a proposed amendment to this Certificate of Incorporation or to approve a proposed plan of merger or consolidation involving the corporation or to approve a proposed sale, lease, exchange or other disposition of all, or substantially all, the assets of the corporation, if not in the usual and regular course of its business as conducted by it, or to dissolve, may be taken by the affirmative vote of a majority of the votes cast by the holders of stock of the corporation entitled to vote thereon and, in addition, if any class or series of stock is entitled to vote thereon as a class, by the affirmative vote of a majority of the votes cast in each class vote.

8.    INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES:

      The corporation shall idemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

9.    CHANGES IN NUMBER OF DIRECTORS; FILLING NEWLY CREATED DIRECTORSHIP:

      The number of directors at any time may be increased or (in the event of an existing vacancy) diminished by vote of the Board of Directors, and in case of any such increase the Board of Directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

10.   REMOVAL AND SUSPENSION OF DIRECTORS:

      The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

11.   QUORUM OF STOCKHOLDERS:

      At any meeting of the stockholders of the corporation, the holders of stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum.

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      If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed for any meeting of stockholders, the meeting may be adjourned from time to time by the vote of a majority of the votes cast by the holders of stock present in person or represented by proxy at such meeting, without notice other than by announcement at the meeting, and at any such adjourned meeting held more than one week after such time the holders of stock entitled to cast 40% of the votes at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum. At any such adjourned meeting, whenever held, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

12.   REGISTERED OFFICE AND AGENT:

      The address of the corporation's initial registered office is 80 Park Plaza, Newark, New Jersey 07101, and the name of the corporation's initial registered agent at such address is Robert S. Smith.

13.   DIRECTORS:

      The number of directors constituting the first Board of Directors of the corporation is four, and the names and addresses of the persons who are to serve as such directors are as follows:

            Everett L. Morris        80 Park Plaza, Newark,
                                     New Jersey 07101

            Frederick W. Schneider   80 Park Plaza, Newark,
                                     New Jersey 07101

            R. Edwin Selover         80 Park Plaza, Newark,
                                     New Jersey 07101

            Harold W. Sonn           80 Park Plaza, Newark,
                                     New Jersey 07101

14.   INCORPORATOR:

      The name and address of the incorporator is Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07101.

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      IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has caused this Certificate of Incorporation to be executed this 25th day of July, 1985.

                                                       PUBLIC SERVICE ELECTRIC
                                                       AND GAS COMPANY

                                                       By   /s/ HAROLD W. SONN
                                                          ----------------------
                                                            (Harold W. Sonn)
                                                          CHAIRMAN OF THE BOARD,
                                                              PRESIDENT AND
                                                         CHIEF EXECUTIVE OFFICER

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